Exhibit 11.1


      TEJAS GAS CORPORATION

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                         Three Months Ended  Nine Months Ended
                                           September 30,       September 30,
                                         ------------------- ------------------
                                           1997      1996     1997      1996
                                          ------    -----    ------    ------
                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                       AMOUNTS)
Weighted average number of common
  shares outstanding                      20,573    19,655   20,564    18,161
Incremental common shares resulting
  from assumed exercise of stock
  options based on the stock's
  daily average market price                   -         -        -         -
                                        --------   -------   ------    ------
Weighted average number of common
  shares outstanding and common
  equivalent shares for primary
  calculation                             20,573    19,655   20,564    18,161
Incremental common shares resulting
  from assumed exercise of stock
  options based on the more dilutive
  of the stock's daily average market
  price or ending price                        -         -        -         -
                                        --------   -------   ------    ------
Weighted average number of common
  shares outstanding and common
  equivalent shares assuming full
  dilution                                20,573    19,655   20,564    18,161
                                       ========= ========= ======== =========
NET EARNINGS APPLICABLE TO
  COMMON STOCK                         $   9,696 $   8,154 $ 28,188 $  22,911
                                       ========= ========= ======== =========
EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE:
    Primary                            $    0.47 $    0.41 $   1.37 $    1.26
                                       ========= ========= ======== =========
    Fully-diluted                      $    0.47 $    0.41 $   1.37 $    1.26
                                       ========= ========= ======== =========